SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)
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☐	Soliciting Material under § 240.14a-12

VERSAR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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Dear Stockholder:

You are cordially invited to attend Versar, Inc.’s Annual Meeting of Stockholders to be held at the Springfield Golf and Country Club, 8301 Old Keene Mill Road, Springfield, Virginia 22152, on Wednesday, November 19, 2008, at 10:00 a.m. local time.

The matters scheduled for consideration at the meeting are the election of directors and other matters described in the enclosed Proxy Statement. We will also report to you on Versar’s condition and performance, and you will have the opportunity to question management on matters that affect the interests of all stockholders.

You can reach the Springfield Golf and Country Club by car, from either I-95 or I-495. From I-95: exit Old Keene Mill Road West, entrance about two miles on the left to Springfield Golf and Country Club. Stay right to the Club House. From I-495: exit I-95 South to Old Keene Mill Road West, entrance about two miles on the left to Springfield Golf and Country Club. Stay right to the Club House.

The stockholders’ interest in the affairs of Versar is encouraged and it is important that your shares be represented at the meeting. We hope you will be with us. Whether you plan to attend or not, please complete, sign, date, and return the enclosed proxy card as soon as possible in the postpaid envelope provided. Sending in your proxy will not limit your right to vote in person or to attend the meeting, but it will assure your representation if you cannot attend. Your vote is important.

Sincerely yours,

Paul J. Hoeper
Chairman of the Board

October 9, 2008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Versar, Inc.:

The Annual Meeting of Stockholders of Versar, Inc. (the “Company”) will be held at the Springfield Golf and Country Club, 8301 Old Keene Mill Road, Springfield, Virginia 22152, on Wednesday, November 19, 2008, at 10:00 a.m. local time for the following purposes:

1. To elect ten directors to serve until the 2009 Annual Meeting of Stockholders;

2. To ratify the appointment of Grant Thornton LLP as independent accountants for fiscal year 2009; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on September 26, 2008, will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the meeting.

By Order of the Board of Directors,

James C. Dobbs
Secretary

October 9, 2008

IMPORTANT NOTICE

YOUR PROXY IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE POST-PAID ENVELOPE PROVIDED.

VERSAR, INC.
6850 Versar Center
Springfield, Virginia 22151
(703) 750-3000

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 19, 2008

GENERAL

This Proxy Statement and the enclosed proxy card are being mailed on or about October 9, 2008, to stockholders (“Stockholders”) of Versar, Inc. (“Versar” or the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies for use at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment(s) or postponement(s) thereof. The Annual Meeting will be held at 10:00 a.m. local time at the Springfield Golf and Country Club, 8301 Old Keene Mill Road, Springfield, Virginia 22152, on November 19, 2008. Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the meeting by filing with the Secretary of the Company an instrument revoking it or by delivering to the Company a duly executed proxy bearing a later date. In addition, if the person executing the proxy is present at the Annual Meeting, he or she may revoke such proxy by voting his or her shares in person. Proxies in the form enclosed, if duly signed and received in time for voting, and not revoked, will be voted at the Annual Meeting in accordance with the directions specified therein.

On or about October 9, 2008, the Annual Report of the Company for fiscal year 2008 (including financial statements), the Notice of Annual Meeting, this Proxy Statement, and the enclosed proxy card are being mailed in a single envelope to holders of Versar’s Common Stock, par value $.01 per share (“Common Stock”), at the close of business on September 26, 2008 (the “Record Date”).

Record Date and Voting Rights

Only holders of record of Common Stock on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. There were 9,003,221 shares of Common Stock outstanding and entitled to vote as of the Record Date. Each share of Common Stock entitles the holder to one vote on all matters of business at the meeting.

The By-laws of the Company require that the holders of a majority of the outstanding shares of the Company’s Common Stock entitled to vote at the Annual Meeting be present in person or represented by proxy in order for a quorum to exist for the transaction of business at that meeting. Abstentions and “broker non-votes” (which occur if a broker or other nominee does not have discretionary voting authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Assuming that a quorum is present for the Annual Meeting, then those ten nominees for director who receive the highest number of votes cast will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Proposal No. 2 must be approved by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. For purposes of Proposal No. 2, abstentions are counted for purposes of calculating shares present and entitled to vote but are not counted as shares voting and therefore have the effect of a vote against such proposal. For purposes of Proposal No. 2, broker non-votes are not counted as shares present and entitled to vote and therefore have no effect with respect to such proposal.

Any proxy which is returned by a Stockholder properly completed and which is not revoked will be voted at the Annual Meeting in the manner specified therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card (or their substitutes) will vote FOR the election of the Board of Directors’ nominees, FOR Proposal No. 2 and in the proxy holders’ discretion with regard to all other matters. Any unmarked proxies, including those submitted by brokers (other than broker non-votes) or custodians, nominees or fiduciaries, will be voted in favor of the nominees for the Board of Directors and other proposals, as indicated in the accompanying proxy card.

The cost of preparing, assembling and mailing all proxy materials will be borne by Versar. In addition to solicitation by mail, solicitations may be made by personal interview, telephone, and telegram by officers and regular employees of the Company or its subsidiaries, acting without additional compensation. Versar anticipates that banks, brokerage houses, and other custodians, nominees, and fiduciaries will forward this material to beneficial owners of shares of Common Stock entitled to vote at the Annual Meeting, and such persons will be reimbursed by Versar for the out-of-pocket expenses incurred by them in this regard.

Principal Shareholders

The table below sets forth, as of September 26, 2008, the only persons known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.

	Amount and Nature	Percent
	of Beneficial	of
Name and Address of Beneficial Owner	Ownership	Class of Stock
Dr. Robert L. Durfee(1) 6850 Versar Center Springfield, VA 22151	568,488	6.3%
Marathon Capital Management(2) 4 North Park Drive, Suite 106 Hunt Valley, MD 21030	809,989	9.0%
Versar Employee 401(k) Plan(3) 6850 Versar Center Springfield, VA 22151	460,127	5.1%

(1)	For a description of the nature of the beneficial ownership of Dr. Durfee, see “SECURITY HOLDINGS OF MANAGEMENT.” The information with respect to shares of Common Stock held by Dr. Durfee are based upon filings with the Securities and Exchange Commission (the “SEC”) and information supplied by Dr. Durfee.

(2)	The information with respect to shares of Common Stock held by Marathon Capital Management, LLC (“Marathon”), is based on filings with the SEC. According to such filings, Marathon has no voting power and sole dispositive power with respect to such Common Stock.

(3)	All of the shares of Common Stock held by the Versar Employee 401(k) Plan (“401(k) Plan”) are allocated to individual 401(k) Plan participants’ accounts and are voted by those participants. If the participants do not vote their allocated shares, the Trustees have the power to vote those shares. The 401(k) Plan Trustees have investment power over all shares of Common Stock held by the 401(k) Plan. The 401(k) Plan Trustees are Dr. Theodore M. Prociv and Lawrence W. Sinnott. Each disclaims beneficial ownership of the Common Stock held by the 401(k) Plan solely from their position as Trustee. Such shares are not included in the ownership reported for Dr. Prociv and Mr. Sinnott in “Security Holdings of Management” below. The information with respect to shares of Common Stock held by the 401(k) Plan is based upon filings with the SEC, a report from the 401(k) Plan Custodian and a report by the Company’s stock transfer agent.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees for Election

The Board of Directors of the Company recommends the election of the persons named below who have been nominated by the Board of Directors to serve as directors of Versar until the fiscal year 2009 annual meeting of Stockholders and until their successors have been duly elected and qualified or earlier resignation or removal. The persons named in the accompanying proxy will vote for the election of the nominees named below unless authority is withheld. Each nominee, other than Anthony L. Otten, is presently a director of the Company and has served as such for the time indicated opposite his or her name. If for any reason any of the persons named below should become unavailable to serve, an event that management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as may be designated by the Board of Directors.

Served as
Name	Director	Business Experience and Age

Robert L. Durfee	1969 to the present	Independent consultant; Co-founder of the Company; Executive Vice President of the Company from 1986 to June 2004; and President of GEOMET Technologies, LLC, a subsidiary of the Company, from 1991 to June 2004. Age 72.
Fernando V. Galaviz	2000 to the present	Chairman, President and Chief Executive Officer of The Centech Group, Inc. from 1988 to the present. Age 73.
James L. Gallagher	2000 to the present	President, Gallagher Consulting Group since September 1999; President of Westinghouse Government and Environmental Services from 1996 to 1999; Executive Vice President of Westinghouse Government and Environmental Services from 1994 to 1996; Vice President and General Manager of Westinghouse Government Operations Business Unit from 1992 to 1994. Age 71.
James V. Hansen	2003 to the present	President, Jim Hansen & Associates since January 2004; A member of the Base Realignment and Closure Commission (BRAC) from April 2005; United States Congressman for Utah’s 1st Congressional District from 1980 to 2002. Age 76.
Amoretta M. Hoeber	2000 to the present	President, AMH Consulting since 1992; Director, Strategic Planning, TRW Federal Systems Group and TRW Environmental Safety Systems, Inc., from 1986 to 1992; Deputy Under Secretary U.S. Army from 1984 to 1986; Principal Deputy Assistant Secretary, U.S. Army from 1981 to 1984. Age 66.
Paul J. Hoeper	2001 to the present	Business consultant since February 2001; Assistant Secretary of the Army for Acquisition, Logistics and Technology, from May 1998 to January 2001; Deputy Under Secretary of Defense, International and Commercial Programs, from March 1996 to May 1998; President. Fortune Financial from 1994 to January 1996. Age 62.

Served as
Name	Director	Business Experience and Age

Michael Markels, Jr.	1969 to the present	Independent consultant; Chairman of the Board, President and Chief Executive Officer of Ocean Farming, Inc. from 1995 to August 2001 and March 2002 to the present; Co-founder of the Company; Chairman Emeritus of the Board of Versar; retired former Chairman of the Board of Directors of Versar from April 1991 to November 1993; President, Chief Executive Officer, and Chairman of the Board of Versar from 1969 to March 1991. Age 82.
Amir A. Metry	2002 to the present	Business consultant since 1995; part-time Versar employee from 1995 to April 2002; Founding Principal of ERM Program Management Corp. from 1989 to 1995; and Vice President, Roy F. Weston from 1981 to 1989. Age 65.
Anthony L. Otten	Nominee	Director of New Stream Capital, LLC and Operating Partner of New Stream Asset Funding, LLC since 2007; Managing Member, Stillwater, LLC from 2004 to 2007; Principal, Grisanti, Galef and Goldress, Inc. from 2001 to 2004. Age 52.
Theodore M. Prociv	1999 to the present	President of Versar since November 1999; Chief Executive Officer of Versar since July 2000; Deputy Assistant Secretary of the Army from May 1998 to October 1999; Deputy Assistant to the Secretary of Defense from April 1994 to April 1998. Age 60.

Committees of the Board of Directors

The Board of Directors of Versar has standing Executive, Audit, Compensation, and Nominating & Governance Committees.

During fiscal year 2008, the members of the Executive Committee were Dr. Prociv (Chairman), Dr. Durfee, Mr. Galaviz, Ms. Hoeber and Mr. Hoeper. The primary duty of the Executive Committee is to act in the Board’s stead when the Board is not in session, during which time the Committee possesses all the powers of the Board in the management of the business and affairs of the Company, except as otherwise limited by law.

The Audit Committee, which the Board of Directors has determined is composed exclusively of non-employee directors who are independent, as defined by the American Stock Exchange (“AMEX”) listing standards and the rules and regulations of the SEC, consisted of Messrs. Gallagher (Chairman), Hoeper, Dr. Durfee and Dr. Metry during fiscal year 2008. The Committee’s primary responsibilities, as defined by its written charter, which is posted on the Company’s website at www.versar.com under Corporate Governance, are to provide oversight of the Company’s accounting and financial controls, review the scope of and procedures to be used in the annual audit, review the financial statements and results of the annual audit, and retain, and evaluate the performance of, the independent accountants and the Company’s financial and accounting personnel. The Board of Directors has determined that Mr. Hoeper qualifies as an Audit Committee Financial Expert as defined under the rules and regulations of the SEC and is independent as noted above.

The Compensation Committee was comprised of Dr. Metry (Chairman), Mr. Galaviz, Mr. Hansen and Ms. Hoeber during fiscal year 2008. The Board of Directors has determined that all members of the Compensation Committee are independent directors for purposes of Compensation Committee service in accordance with the listing standards of AMEX. The Committee, pursuant to a written charter, which is posted on the Company’s website at www.versar.com under Corporate Governance, approves goals and objectives related to executive compensation, reviews and adjusts compensation paid to the President and CEO of the Company and all executive officers, and administers the Company’s incentive compensation plans, including cash bonus and stock option and restricted share grants under those plans. The Committee also reviews and determines an appropriate compensation program for the Board of Directors.

The Nominating & Governance Committee was comprised of Dr. Markels (Chairman), Mr. Hoeper, Mr. Gallagher and Ms. Hoeber during fiscal year 2008. The Board of Directors has determined that all members of the Committee are independent directors in accordance with the listing standards of AMEX. The Committee, pursuant to a written charter, which is posted on the Company’s website at www.versar.com under Corporate Governance, reviews and approves Board committee charters, conducts assessments of Board performance, develops criteria for Board membership and proposes Board members who meet such criteria for annual election. The Committee also identifies potential Board members to fill vacancies which may occur between annual stockholder meetings. Stockholders may submit nominees for the Board of Directors in writing to the Chairman of the Nominating & Governance Committee at the Company’s Springfield office, care of the Corporate Secretary, no later than June 11, 2009 for the 2009 annual meeting of Stockholders. The Committee also develops and implements corporate governance principles and policies.

Board and Committee Meetings; Annual Meeting Attendance

During fiscal year 2008, the Board of Directors met four times. The Executive Committee did not meet. Each of the Audit, Compensation and Nominating & Governance Committees met four times. All directors of the Company attended at least 75% of all meetings of the Board and committees on which they served except Mr. Galaviz who attended two of four Compensation Committee meetings. The Company does not have a policy requiring Board Members to attend the annual meeting of Stockholders. All of the Board members attended the 2007 annual meeting.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2008, Dr. Metry, Mr. Galaviz, Mr. Hansen and Ms. Hoeber served as members of the Compensation Committee. No reportable relationships or transactions occurred for such committee members during fiscal year 2008.

Directors’ Compensation

During fiscal year 2008, each non-employee director received an annual fee consisting of $4,000 in cash, plus the grant of 1,500 shares of restricted stock which vest over a period of one year. Each director is also paid an attendance fee in cash of $1,200 for each meeting of the Board or of its committees where the director is physically present and of $600 for each meeting attended telephonically. In addition, the Chairmen of the Audit and Compensation Committees are paid an additional $5,000 a year in cash as compensation for increased responsibility and work required in connection with those positions. The non-employee Chairman of the Board is paid an additional $12,000 a year in cash and is granted an additional 3,000 shares of restricted stock for additional responsibilities and efforts on behalf of the Company.

DIRECTOR COMPENSATION
FY2008

	Fees Earned or Paid	Stock Awards
Name(1)	in Cash ($)(2)	($)(3)	Total
Paul J. Hoeper	24,400	23,310	$47,710

Michael Markels, Jr.	13,600	11,655	$25,255

Robert L. Durfee	13,600	11,655	$25,255

James L. Gallagher	23,400	11,655	$35,055

Fernando V. Galaviz	10,000	11,655	$21,655

Amoretta M. Hoeber	18,400	11,655	$30,055

Amir A. Metry	23,400	11,655	$35,055

James V. Hansen	13,600	11,655	$25,255

(1)	Theodore M. Prociv is not included in this table as he is an employee of the Company and thus receives no compensation for his services as a director. The compensation received by him in fiscal year 2008 is shown on the Summary Compensation Table included herein.

(2)	Includes all fees earned or paid for services as a director in fiscal year 2008, including annual retainer, committee or Board chair fees and meeting fees.

(3)	Represents the fair value of shares of restricted stock granted in fiscal year 2008 which is the amount recognized for financial reporting purposes in accordance with Statement of Financial Accounting Standards No. 123(R) “Share-base Payments (“SFAS 123(R)”). In accordance with SFAS 123(R), the grant date fair value of each share of restricted stock is based on the closing price of Versar’s Common Stock on the date of the grant, November 14, 2007, which was $7.77. Restricted stock awarded to directors in fiscal year 2008 vests on November 18, 2008, the day before the first annual meeting of Stockholders after the date of grant.

At the end of fiscal year 2008, directors owned the following number of vested options and unvested restricted shares:

		Vested
	Unvested Restricted	and Unexercised
Name(1)	Stock Awards	Stock Options
Paul J. Hoeper	3,000	10,121

Robert L. Durfee	1,500	64,868	(2)

Fernando V. Galaviz	1,500	4,431

James L. Gallagher	1,500	7,334

James V. Hansen	1,500	1,965

Amoretta M. Hoeber	1,500	10,521

Michael Markels, Jr.	1,500	12,121

Amir A. Metry	1,500	0

(1)	Theodore M. Prociv is not included as he is an employee of the Company and thus receives no equity compensation for his services as a director.

(2)	Includes stock options granted while he was an employee of Versar.

Corporate Governance

The Company’s business is managed by its employees under the oversight of the Board of Directors. Except for Dr. Prociv, no member of the Board is an employee of the Company. The Board limits membership of the Audit, Compensation and Nominating & Governance Committees to persons determined to be independent under AMEX and SEC regulations.

The Board of Directors has established Corporate Governance Guidelines that, along with the charters of the Board’s committees and the Company’s Code of Conduct provide a framework for the governance of the Company. The Corporate Governance Guidelines and committee charters are posted on the Company’s website www.versar.com, under Corporate Governance.

The Board believes that independent directors must comprise a substantial majority of the Board. Throughout fiscal year 2008 all of the Board members, except Dr. Prociv, met the AMEX and SEC standards for independence. The Board has determined that all of the following eight non-employee directors, who are also nominees, are independent directors: Paul J. Hoeper, Robert L. Durfee, James L. Gallagher, Fernando V. Galaviz, Amoretta M. Hoeber, Amir A. Metry, Michael Markels, Jr. and James V. Hansen.

Under the Corporate Governance Guidelines, the Nominating & Governance Committee has the responsibility for determining which individuals, including existing directors, shall be submitted to the Board for nomination and to the Stockholders for election as directors. There is, however, no formal nominating or screening process or procedure. The Board of Directors determined that no formal written policy with regard to consideration of director nominees recommended by Stockholders is necessary based on the Company’s policy to consider any nominee presented by a Stockholder for consideration in a timely manner. The Corporate Governance Guidelines require that director nominees should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Stockholders.

Versar has not adopted a formal process for Stockholder communications with the Board of Directors. Nevertheless, Stockholders and employees who desire to communicate directly to the Board of Directors, any of the Board’s Committees, the non-employee directors as a group or any individual director should write to the address below:

Name of Addressee
c/o Corporate Secretary
Versar, Inc.
6850 Versar Center
Springfield, VA 22151

Code of Ethics

The Company’s Board of Directors has adopted a code of ethics that applies to all directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer and controller. The code of ethics is posted on the Company’s web site www.versar.com, under Corporate Governance. The Company intends to disclose on its website any amendments or modifications to the code of ethics and any waivers granted under this code of ethics to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. In fiscal year 2008 and through the date of this Proxy Statement, no waivers have been requested or granted.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Versar’s executive officers, directors and persons who beneficially own more than 10% of Versar’s Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on Versar’s review of such reports furnished to Versar, Versar believes that all reports required to be filed by persons subject to Section 16(a) of the Exchange Act, and the rules and regulations thereunder, have been timely filed, except that (1) Mr. Dobbs filed one late Form 4, (2) Mr. Sinnott filed two late Form 4s, (3) Ms. Foringer filed one late Form 4, (4) Mr. Kendall filed two late Form 4s, (5) Dr. Markels, Jr. filed one late Form 4, (6) Mr. Strauss filed one late Form 4, (7) Dr. Prociv filed two late Form 4s, (8) Mr. Wagonhurst filed two late Form 4s, (9) Mr. Abram filed one late Form 4, (10) Mr. Johnson filed one late Form 3 and (11) the non-employee directors each filed one late Form 4 to report restricted stock grants, in each case, as a result of administrative errors and/or the failure of such person to timely provide the information necessary to Versar in order to prepare and file such forms on such person’s behalf.

SECURITY HOLDINGS OF MANAGEMENT

The following table sets forth certain information regarding the ownership of Versar’s Common Stock by the Company’s directors and each named executive officer named in the Summary Compensation Table that is currently employed with the Company, each nominee for director and the Company’s directors and executive officers as a group, as of September 26, 2008.

	Shares of Common Stock Beneficially Owned as of September 26, 2008(1)
Individual or Group	Number	Percent
Michael Markels, Jr.(2)	388,752	4.3%

Robert L. Durfee(3)	568,488	6.3%

Amir A. Metry(4)	12,034	*

James L. Gallagher(5)	15,821	*

Fernando V. Galaviz(6)	19,212	*

Amoretta M. Hoeber(7)	16,221	*

Paul J. Hoeper(8)	19,521	*

James V. Hansen(9)	3,465	*

Anthony L. Otten	—	—

Theodore M. Prociv(10)	305,674	3.3%

Lawrence W. Sinnott(11)	125,995	1.4%

James C. Dobbs(12)	99,324	1.1%

Jeffrey V. Wagonhurst(13)	31,916	*

Gina Foringer(14)	38,770	*

All directors and executive officers as a group (15 persons)(15)	1,816,582	19.2%

*	= Less than 1%

(1)	For the purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days of September 26, 2008.

(2)	No longer includes shares owned by the adult children of Dr. Markels who during late September 2007 notified the Company that they no longer act as an affiliated group and with whom Dr. Markels no longer shares voting and investment power. Includes 12,121 shares that may be purchased upon the exercise of stock options exercisable within 60 days after September 26, 2008.

(3)	Includes 34,000 shares owned by adult children of Dr. Durfee as to which he shares voting and investment power. Includes 64,868 shares that may be purchased upon the exercise of stock options exercisable within 60 days after September 26, 2008.

(4)	Includes 6,804 shares that may be purchased upon the exercise of stock options exercisable within 60 days after September 26, 2008.

(5)	Includes 7,334 shares that may be purchased upon the exercise of stock options exercisable within 60 days after September 26, 2008.

(6)	Includes 12,121 shares that may be purchased upon the exercise of stock options exercisable within 60 days after September 26, 2008.

(7)	Includes 10,521 shares that may be purchased upon the exercise of stock options exercisable within 60 days after September 26, 2008.

(8)	Includes 10,121 shares that may be purchased upon the exercise of stock options exercisable within 60 days after September 26, 2008.

(9)	Includes 1,965 shares that may be purchased upon the exercise of stock options exercisable within 60 days after September 26, 2008.

(10)	Includes 175,000 shares that may be purchased upon the exercise of stock options exercisable within 60 days after September 26, 2008. Dr. Prociv is a Trustee of the Employee 401(k) Plan and as such he has shared investment power over 460,127 shares and shared voting power over 460,127 shares held by this plan. Dr. Prociv disclaims beneficial ownership of the plan shares solely from his position as Trustee, none of which are included in the above table.

(11)	Includes 65,000 shares that may be purchased upon the exercise of stock options exercisable within 60 days after September 26, 2008. Mr. Sinnott is a Trustee of the Employee 401(k) Plan and as such he has shared investment power over 460,127 shares and shared voting power over 460,127 shares held by this plan. Mr. Sinnott disclaims beneficial ownership of the plan shares solely from his position as Trustee, none which are included in the above table.

(12)	Includes 30,000 shares that may be purchased upon the exercise of stock options exercisable within 60 days after September 26, 2008.

(13)	Includes 2,000 shares that may be purchased upon the exercise of stock options exercisable within 60 days after September 26, 2008.

(14)	Includes 25,000 shares that may be purchased upon the exercise of stock options exercisable within 60 days after September 26, 2008.

(15)	Excludes shares held by the Employee 401(k) Plan as described in notes 10 and 11. Also, includes 457,855 shares that may be purchased upon exercise of stock options exercisable within 60 days after September 26, 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following Compensation Discussion and Analysis reviews the Company’s Compensation Committee’s (the “Committee”) executive compensation program, policies and decisions with respect to the Company’s executive officers listed in the Summary Compensation Table below (the “named executive officers”). For fiscal year 2008, the named executive officers consisted of:

•	Theodore M. Prociv, President and Chief Executive Officer;

•	Lawrence W. Sinnott, Executive Vice President, Chief Operating Officer and Chief Financial Officer;

•	James C. Dobbs, Senior Vice President and General Counsel;

•	Jeffrey A. Wagonhurst, Senior Vice President, Program Management;

•	Gina Foringer, Senior Vice President, Professional Service Group.

The Summary Compensation Table also includes William M. Johnson, a former Senior Vice President of the Company. On April 11, 2007, Mr. Johnson’s employment with the Company terminated. Mr. Johnson did not receive any payments from the Company in connection with his termination.

Executive Compensation Philosophies and Policies

The compensation philosophy of the Compensation Committee (the “Committee”) is built on the principles of pay for performance, shared ownership and alignment of management with the long-term interest of the Stockholders. The Committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. The target levels of the executive officers’ overall compensation are intended to be consistent with compensation in the professional services industry for similar executives.

The Company’s executive compensation program includes three components:

•	Base Salary — Salaries are based upon performance of the executive and are evaluated against the Company’s financial and strategic objectives and salaries paid to other executives in the professional services industry.

•	Annual Bonus — Bonuses are paid pursuant to an executive incentive bonus plan established at the beginning of each fiscal year by the Committee and are intended to reward performance during the prior fiscal year. Under the bonus plan, an incentive pool is created each fiscal year if certain financial targets set by the Board are met. If the Company meets the targets, the Committee then determines the allocation of a pre-determined portion of the incentive pool among the executive officers based on each executive officer’s position and contribution to the Company’s performance. Each executive officer’s performance is measured against financial, profitability, growth and strategic goals.

•	Long-Term Incentive Awards — The purpose of this element of the Company’s executive compensation program is to link management compensation with the long-term interest of Stockholders, as well as the performance of the Company in a single fiscal year. Long-term incentive awards are made at the discretion of the Committee, and the Committee bases its decision to grant such awards on the individual’s performance and potential to improve stockholder value.

Compensation Process

The Committee annually reviews the compensation of senior management, usually in September of each year. The Committee receives input from Dr. Prociv with respect to Mr. Sinnott’s and Mr. Dobbs’ compensation and from Mr. Sinnott with respect to Mr. Wagonhurst’s and Ms. Foringer’s compensation. The Committee also meets privately with the Chief Executive Officer to determine the base salary, bonus and incentive payments of the other executive officers.

In making its compensation decisions, the Committee uses the services of Mr. Steve Parker of HR Solutions, a compensation consulting firm. Annually, Mr. Parker compiles information from publicly available compensation surveys and benchmarks, including those prepared by Mercer LLC, Radford Surveys + Consulting, Washington Technical Personnel Forum and Culpepper and Associates, Inc., regarding companies in the professional services industry. The compilation prepared by Mr. Parker includes compensation data for different executive levels of professional services companies of various sizes and in a various geographic locations, and under the direction of Dr. Metry, provided detailed information focused on professional service companies with revenues in a range similar to that achieved by Versar in fiscal year 2008. The compilation included an average of the mid-range of salaries and bonus percentages for the various executive levels included in each of the surveys. In making compensation decisions, the Committee seeks to set the executives’ salaries and bonuses to the mid-range averages included in the compilation.

In making compensation decisions, the Committee also takes into account the accounting and tax impact to the Company of the proposed compensation under consideration. Section 162(m) of the Internal Revenue Code has not been a relevant factor in the Committee’s compensation decisions, because the levels of compensation historically paid to the executive officers have been substantially below the $1 million threshold set forth in Section 162(m). If the Committee were to consider compensation increases sufficient to reach this threshold, advice regarding application and impact of Section 162(m) would be sought.

In setting compensation, the Compensation Committee also considers ways to minimize the adverse tax consequences from the impact of Section 409A of the Internal Revenue Code. If an executive is entitled to nonqualified deferred compensation benefits, as defined by and subject to Section 409A, and such benefits do not comply with Section 409A, the executive would be subject to adverse tax treatment (including accelerated income recognition in the first year that benefits are no longer subject to a substantial risk of forfeiture) and a 20% penalty tax. Versar’s compensation plans and programs are, in general, designed to comply with the requirements of Section 409A so as to avoid possible adverse tax consequences that may apply.

In determining executive compensation for fiscal year 2008 and 2009, the Committee considered the financial performance of the Company during fiscal years 2007 and 2008, respectively, and the individuals’ performance against pre-established goals, both financial and strategic (which were weighted 65% and 35%, respectively for fiscal year 2008), and other accomplishments during such fiscal years.

Compensation Decision

Base Salary

The Committee considers several factors in setting base salary. First, the Committee reviews the compilation prepared by the compensation consultant to determine if an executive’s salary is in relationship to the mid-range of the salaries for similar positions. The Committee also receives input from Dr. Prociv with respect to Mr. Sinnott’s and Mr. Dobbs’ base salaries and from Mr. Sinnott with respect to Mr. Wagonhurst’s and Ms. Foringer’s base salaries. In addition, the Committee reviews managerial talent and the Committee’s organizational assessment of the Company’s leadership team.

For both fiscal years 2007 and 2006, each named executive officer’s salary was at or below the mid-point of the salaries for comparable positions outlined in the compilation. In fiscal year 2008, the Committee reviewed existing and historical salary information for the named executive officers and determined that all were paid below, and in some cases significantly below, the mid-range average for comparable positions in other similar companies. In addition, with respect to the Chief Executive Officer’s salary, the Committee discussed the Chief Executive Officer’s performance, the fact that he met or exceeded all of his performance goals and the compensation data provided by the compensation consultant. After taking these factors into account, during fiscal year 2008, the Committee made the following changes to the named executive officers’ base salaries, effective October 1, 2007: Dr. Prociv received a $30,000 salary increase, Mr. Sinnott received a $20,000 salary increase, Mr. Dobbs received a $8,000 salary increase, Mr. Wagonhurst received a $15,000 salary increase and Ms. Foringer received a $5,000 salary increase.

After the end of fiscal year 2008, the Committee again evaluated the factors discussed above and increased the base salaries of each of the named executive officers as follows:

Named Executive Officer	FY08 Base Salary	FY09 Base Salary(1)	Percent Change
Theodore M. Prociv	$330,000	$355,000	7.8%
Lawrence W. Sinnott	$210,000	$250,000	19.1%
James C. Dobbs	$180,000	$190,000	5.6%
Jeffrey V. Wagonhurst	$185,000	$200,000	8.1%
Gina Foringer	$165,000	$170,000	3%

(1)	Base salary adjustments were effective beginning with the pay period commencing September 27, 2008.

Bonuses

Under the bonus plan, a discretionary bonus pool is created each fiscal year if the Company meets certain minimum pre-tax income targets set by the Board. For fiscal year 2008, the Board set the sole criteria for determining the creation of the bonus pool as the Company’s pre-tax income. The minimum goal for fiscal year 2008 was $1.6 million in pre-tax income, with a bonus pool of $100,000 at that level. The bonus pool was designed to increase as pre-tax income reached higher levels so that at $3.0 million of pre-tax income, a $700,000 bonus pool would be created.

The bonus pool is divided into three different segments: one for named executive officers and other senior executives, one for other executives and a third for key employees. There are varying percentages of participation by each group. The named executive officers and other senior executives do not participate in the first $100,000 of the bonus pool. If the bonus pool is greater than $100,000, the named executive officers and other senior executives, are allocated an increasing percentage of the bonus pool and are allocated 60% of the portion of the bonus pool in excess of $300,000. If the named executive officers and other senior executives, are entitled to a bonus, the Committee determines the allocation of bonuses among the named executive officers and other senior executives, based on each executive officer’s position, contribution to the Company including the achievement of established performance goals, and the mid-range bonuses included in the compilation prepared by the compensation consultant for such position.

In fiscal year 2008, the Company earned $5.6 million in pre-tax income, resulting in a bonus pool of $1,300,000 being accrued, of which $690,000 was apportioned for the named executive officers and other senior executives, $420,000 was reserved for the remaining executive team and $190,000 was reserved for key employees.

For fiscal year 2008 performance, based upon the information provided by the Committee’s compensation consultant and other information about comparable companies, the Committee decided that the CEO, CFO and the other executive officers would share in any bonus pool allocated to the named executive officers up to a maximum payment equal to the following percentages of base salary (the “Maximum Bonus Amount”):

CEO — 50%
Exec VP, COO & CFO — 50%
Senior VP GC — 35%
Senior VP Global Marketing — 35%
Senior VPs for Operating Units — 30%

The Committee then assessed the performance of each named executive officer against certain strategic goals. For the CEO, the Exec VP, COO and CFO and the Senior Vice Presidents for Operating Units, additional profit incentive potential was added or deducted depending on the Company’s or unit’s financial performance above or below certain pre-determined and approved financial goals.

For the President and Chief Executive Officer, Dr. Prociv, the Committee determined based on his performance that he was entitled to a bonus equal to 90% of his Maximum Bonus Amount, plus he was entitled to an additional profit incentive of 5.5% of $63,600 because the Company’s pre-tax profit exceeded the goal set for the Company. Based on this determination, the Committee awarded him a total bonus of $211,900.

For the Executive Vice President, Chief Operating Officer and Chief Financial Officer, Mr. Sinnott, the Committee determined based on his performance that he was entitled to a bonus equal to 90% of his Maximum Bonus Amount, plus he was entitled to an additional profit incentive of 5.5% of $63,600 because the Company’s pre-tax profit exceeded the goal set for the Company. Based on this determination, the Committee awarded him a total bonus of $158,100.

For the Senior Vice President and General Counsel, Mr. Dobbs, the Committee determined based on his performance that he was entitled to a bonus equal to 90% of his Maximum Bonus Amount and that he was not entitled to any additional profit incentive because he has no profit and loss responsibility. Based on this determination, the Committee awarded him a total bonus of $56,700.

For the Senior Vice President of the Program Management Business Segment, Mr. Wagonhurst, the Committee determined based on his performance that he was entitled to a bonus equal to 80% of his Maximum Bonus Amount, plus he earned an additional profit incentive of 4% of $68,800 because his operating income results exceeded a certain pre-determined goal. Based on this determination, the Committee awarded him a total bonus of $113,200.

For the Senior Vice President of the Professional Services business segment, Ms. Foringer, the Committee determined based on her performance that she was entitled to a bonus equal to 100% of her Maximum Bonus Amount, plus she earned an additional profit incentive of 4% of $4,200 because her operating income results exceeded a certain pre-determined goal and because of an adjustment for additional contributions to the Company’s success. Based on this determination the Committee awarded her a total bonus of $54,000.

Periodically, the Committee may make additional discretionary cash bonuses to executive officers in order to reward exemplary performance. No discretionary bonuses were made to the named executive officers in fiscal year 2008.

Restricted Stock Awards

While the cash bonus component focuses solely on past performance, restricted stock awards take into account both past performance and the need to provide the named executive officers with an incentive to drive future performance of the Company. Restricted stock is also used as an incentive for future performance and long-term retention and commitment to the Company’s future.

During fiscal year 2008, the Committee granted the following restricted stock awards to reward the performance of such named executive officers for fiscal year 2007:

Restricted Stock Awarded
Named Executive Officer	(# of shares)
Theodore M. Prociv	25,000
Lawrence W. Sinnott	15,000
James C. Dobbs	10,000
Jeffrey V. Wagonhurst	10,000
Gina Foringer	5,000

50% of each restricted stock award vested on January 16, 2008, and the second 50% of each award will vest on January 16, 2009.

On September 3, 2008, the Committee determined that a pool of 83,000 shares of restricted stock out of a potential award pool of 100,000 should be awarded in recognition of fiscal year 2008 results and made the following awards:

Restricted Stock Awarded
Named Executive Officer	(# of shares)
Theodore M. Prociv	17,000
Lawrence W. Sinnott	12,000
James C. Dobbs	5,000
Jeffrey V. Wagonhurst	5,000
Gina Foringer	5,000

The Committee also awarded 39,000 shares of restricted stock to other executive officers and other individuals on September 3, 2008.

50% of each of the restricted stock awards granted on September 3, 2008 will vest in January 2009 and the remaining 50% will vest in January 2010.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K.

Compensation Committee of the Board of Directors

Dr. Amir A. Metry, Chairman
Fernando V. Galaviz
James V. Hansen
Amoretta M. Hoeber

SUMMARY COMPENSATION TABLE

The following table presents compensation information earned by the Company’s Chief Executive Officer, Chief Financial Officer, and each of the Company’s three other most highly compensated executive officers during the fiscal year ended June 27, 2008 and one additional person who was a highly compensated executive officer of the Company but was not serving as an executive officer at the end of fiscal year 2008. We refer to these executive officers as our named executive officers in this Proxy Statement.

							All Other
Name and Principal		Salary	Bonus		Stock Awards		Compensation		Total
Position	Year	($)(1)	($)		($)(5)		($)(7)		($)
Theodore M. Prociv	2008	322,598	211,900		127,323		20,707		682,528
President and Chief Executive Officer	2007	296,487	170,000		—		18,544		469,019

Lawrence W. Sinnott	2008	204,615	158,100		83,184		15,601		461,500
Executive Vice President, Chief Operating Officer and Chief Financial Officer	2007	185,423	140,000		4,040		12,113		341,575

James C. Dobbs	2008	177,846	56,700		59,131		16,355		310,032
Senior Vice President and General Counsel	2007	170,923	40,000		—		17,705		236,228

Jeffrey A. Wagonhurst	2008	180,961	113,200		57,719		16,923		368,803
Senior Vice President, Program Management Group	2007	166,384	100,000	(2)	4,040		14,702		281,038

Gina Foringer	2008	163,684	54,000		32,255		16,159		266,068
Senior Vice President, Professional Service Group	2007	157,308	30,000	(3)	4,040		10,663		197,011

William M. Johnson	2008	329,808	215,000	(4)	15,725	(6)	41,771	(8)	602,304
Former Senior Vice President from November 14, 2007 to April 11, 2008.

(1)	Includes regular base salary earnings in fiscal year 2008.

(2)	During fiscal year 2007 Mr. Wagonhurst was also paid a $21,656 bonus for services he performed during fiscal year 2006.

(3)	During fiscal year 2007 Ms. Foringer was paid a $5,000 bonus for services she performed during fiscal year 2006.

(4)	During fiscal year 2008 Mr. Johnson was paid a $215,000 bonus for services performed during fiscal year 2007.

(5)	Represents the fair value of shares of restricted stock vested in fiscal years 2008 and 2007, which is the amount recognized for financial statement reporting purposes in accordance with SFAS 123(R).

(6)	One half of the restricted stock awarded to Mr. Johnson was forfeited in connection with the termination of his employment.

(7)	Consists of the following: Company paid life insurance, Company paid disability, executive medical reimbursement, and Company match to employee’s 401(k) Plan contribution.

(8)	Includes overseas housing allowance.

GRANTS OF PLAN-BASED AWARDS

			All Other Stock
			Awards: Number of
			Shares of Stock or	Grant Date Fair Value
			Units	of Stock and Option
Name	Grant Date		(#)	Awards(3)
Theodore M. Prociv	9/5/07	(1)	25,000	212,500
Lawrence W. Sinnott	9/5/07	(1)	15,000	127,500
Jeffrey A. Wagonhurst	9/5/07	(1)	10,000	88,000
James C. Dobbs	9/5/07	(1)	10,000	85,500
Gina Foringer	9/5/07	(1)	5,000	42,500
William M. Johnson	10/5/07	(2)	5,000	43,550

(1)	The restricted stock awards to Messrs. Prociv, Sinnott, Wagonhurst, Dobbs and Ms. Foringer were made by the Compensation Committee during fiscal year 2008 for performance in fiscal year 2007. 50% of each award vested on January 16, 2008, and the second 50% of each award will vest on January 16, 2009.

(2)	One half of the restricted stock awarded to Mr. Johnson was forfeited in connection with the termination of his employment.

(3)	The aggregate grant date fair value of restricted stock awards is determined by multiplying the number of restricted shares granted by the closing price of the Company’s Common Stock on the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
	Number of
	Securities
	Underlying
	Unexercised	Option
	Options (#)	Exercise	Option
	Exercisable	Price	Expiration
Name	(1)	($)	Date
Theodore M. Prociv	100,000	2.375	10/31/09
	50,000	2.80	10/1/13
	25,000	3.82	9/14/14

Lawrence W. Sinnott	25,000	1.81	10/14/12
	20,000	2.80	10/1/13
	20,000	3.82	9/14/14

James C. Dobbs	20,000	2.80	10/1/13
	10,000	3.82	9/14/14

Jeffrey V. Wagonhurst	2,000	3.82	9/14/14

Gina Foringer	6,000	2.625	9/11/09
	6,000	2.25	11/25/12
	8,000	4.45	1/2/15
	5,000	3.50	1/2/14

William M. Johnson	—	—	—

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized on	Shares Acquired	Value Realized
Name	on Exercise (#)	Exercise ($)(1)	on Vesting (#)	on Vesting ($)(2)
Theodore M. Prociv	—	—	12,500	78,625

Lawrence W. Sinnott	10,000	17,700	8,500	53,965

James C. Dobbs	—	—	6,000	37,610

Jeffrey V. Wagonhurst	33,000	104,700	6,000	38,240

Gina Foringer	—	—	3,500	22,515

William M. Johnson	—	—	—	—

(1)	Represents the difference between the exercise price and the fair market value of the Company’s Common Stock on the date of exercise.

(2)	Calculated by multiplying the number of shares by the fair market value of the Company’s Common Stock on the date of vesting.

Employment Contract

In 2005 the Company entered into an employment agreement with Dr. Prociv, which specifies the terms under which he serves as the Company’s President and Chief Executive Officer. The Company has periodically extended the term of Dr. Prociv’s employment agreement. The last extension occurred on September 6, 2007 when the Board of Director’s agreed to extend the agreement, which was set to expire on December 1, 2007, for an additional year and to increase Dr. Prociv’s base salary from $300,000 to $330,000 per year. Dr. Prociv’s salary was further increased to $355,000 effective September 27, 2008. Dr. Prociv is also entitled to receive the benefits available to the other executive officers and to participate in all medical, hospital, dental, life, disability and other insurance plans available to executive officers.

If the Company terminates Dr. Prociv’s employment without cause, then he is entitled to receive (i) a lump sum payment equal to his annual base salary, any accrued incentive compensation, deferred compensation and accrued personal leave and (ii) the continuation of his fringe benefits for 12 months. If Dr. Prociv’s employment is terminated by the Company for cause, the Company is required to continue paying Dr. Prociv his base salary and continue to provide the fringe benefits Dr. Prociv was receiving at the time of his termination for eight weeks following his termination.

The employment agreement provides that there is a change in control upon the occurrence of the first of the following events: an acquisition of controlling interest (defined as 25% or more of the combined voting power of the Company’s then outstanding securities), if during the term of the agreement, individuals serving on the board at the time of the agreement, or their approved replacements, cease to constitute a majority of the board, a merger approval (subject to exceptions listed in the agreement), a sale of all or substantially all of the Company’s assets, a complete liquidation or dissolution of the Company, or a going private transaction. Following a change in control, if Dr. Prociv’s employment is terminated by the Company without cause (other than as a result of his death or disability) or if Dr. Prociv resigns for good reason (e.g., as a result of change in title, salary reduction, or change in geographic location), then he is entitled to receive severance benefits. Severance benefits will also be triggered if, after a potential change in control, but before an actual change in control, Dr. Prociv’s employment is terminated without cause or he resigns for good reason, if the termination is at the direction of a person who has entered into an agreement with the Company that will result in a change in control, or the event constituting good reason is at the direction of such a person. Finally, benefits will be triggered if a successor to the Company fails to assume the agreement. Severance benefits include: (i) a lump sum cash payment equal to two times his annual base salary or, if higher, his base salary in effect immediately before the change in control, potential change in control or good reason event, (ii) a lump sum cash payment equal to two times the higher of the amounts paid to Dr. Prociv under any existing bonus or incentive plan in the calendar year preceding the termination of his employment or the calendar year in which change in control occurred, (iii) a lump sum payment for any amounts accrued under any other incentive plan, (iv) a continuation for 24 months of the life, disability and accident benefits he was receiving before the end of his employment, (v) a continuation for 18 months of the health and dental insurance he was receiving before the end of his employment, (vi) a lump sum payment of $16,000 in lieu of medical and tax accounting benefits made available by the Company to its officers and (viii) all unvested options will immediately vest and remain exercisable of the longest period of time permitted by the applicable stock option plan.

The following table estimates and summarizes the potential payments and benefits, other than the benefits ordinarily available to salaried employees, which Dr. Prociv would have received if his employment had been terminated on the last day of fiscal year 2008 under the circumstances described below.

	Salary	Bonus	Benefits
	$	$	$(1)
Termination without cause	660,000	340,000	44,584
Termination for cause	50,769	0	1,936
Termination or resignation following a change in control	660,000	340,000	44,584
Termination or resignation following a potential change in control	660,000	340,000	44,584
Successor fails to assume the contract	660,000	340,000	44,584

(1)	Payment for additional benefit costs paid by the Company on behalf of Dr. Prociv and not generally available to other employees for life and disability insurance and medical and tax accounting benefits.

Change in Control Agreements

The Company has entered into a change in control severance agreement with Messrs Sinnott, Dobbs, and Wagonhurst. The agreements provide that there is a change in control upon the occurrence of the first of the following events: an acquisition of controlling interest (defined as 25% or more of the combined voting power of the Company’s then outstanding securities), if during the term of the agreement, individuals serving on the board at the time of the agreement, or their approved replacements, cease to constitute a majority of the board, a merger approval (subject to exceptions listed in the agreement), a sale of all or substantially all of the Company’s assets, a complete liquidation or dissolution of the Company, or a going private transaction. Under each of the agreements, severance benefits are payable to an executive officer if, during the term of the agreement and after a change in control has occurred, the executive’s employment is terminated by the Company without cause (other than as a result of his death or disability) or if the executive resigns for good reason (e.g., as a result of change in title, salary reduction, or change in geographic location). Severance benefits will also be triggered if, after a potential change in control, but before an actual change in control, the executive’s employment is terminated without cause or the executive resigns for good reason, if the termination is at the direction of a person who has entered into an agreement with the Company that will result in a change in control, or the event constituting good reason is at the direction of such a person. Finally, benefits will be triggered if a successor to the Company fails to assume the agreement. Severance benefits include (i) a lump sum cash payment equal to two times the executive’s annual base salary, or, if higher, the annual base salary in effect immediately before the change in control, potential change in control or good reason event, (ii) a lump sum cash payment equal to two times the higher of the amounts paid to the executive under any existing bonus or incentive plan in the calendar year preceding the termination of his employment or the calendar year in which change in control occurred, (iii) a lump sum payment for any amounts accrued under any other incentive plan, (iv) a continuation for 24 months of the life, disability and accident benefits the executive was receiving before the end of his employment, (v) a continuation for 18 months of the health and dental insurance benefits he was receiving before the end of his employment, (vi) a lump sum payment of $16,000 in lieu of medical and tax accounting benefits made available by the Company to its officers, and (vii) all unvested options will immediately vest and remain exercisable of the longest period of time permitted by the applicable stock option plan. Further, the Company provides certain medical benefits to retired executive officers who serve as chief executive officer or a vice president. A termination following a change in control will be deemed retirement for purposes of the provision of these medical benefits.

The change in control severance agreements will expire upon the earlier of March 17, 2010 or the date on which an executive officer ceases to serve in his or her current position with the Company, in each case prior to the occurrence of a potential change in control or a change in control, as defined above. If a change in control occurs during the term of the change in control severance agreement, the above termination dates will not apply and the agreement will terminate only on the last day of the 24th calendar month beginning after the calendar month in which the change in control occurred.

The following table estimates and summarizes the potential payments and benefits, other than the benefits ordinarily available to salaried employees, which Mr. Sinnott would have received if his employment had been terminated on the last day of fiscal year 2008 under the circumstances described below.

	Salary	Bonus	Benefits
	$	$	$(1)
Termination or resignation following a change of control	420,000	240,000	34,742
Termination or resignation following a potential change of control	420,000	240,000	34,742
Successor fails to assume the contract	420,000	240,000	34,742

(1)	Payment for additional benefit costs paid by the Company on behalf of Mr. Sinnott and not generally available to other employees for life and disability insurance and medical and tax account benefits.

The following table estimates and summarizes the potential payments and benefits, other than the benefits ordinarily available to salaried employees, which Mr. Dobbs would have received if his employment had been terminated on the last day of fiscal year 2008 under the circumstances described below.

	Salary	Bonus	Benefits
	$	$	$(1)
Termination or resignation following a change of control	360,000	80,000	39,214
Termination or resignation following a potential change of control	360,000	80,000	39,214
Successor fails to assume the contract	360,000	80,000	39,214

(1)	Payment for additional benefit costs paid by the Company on behalf of Mr. Dobbs and not generally available to other employees for life and disability insurance and medical and tax accounting benefits.

The following table estimates and summarizes the potential payments and benefits, other than the benefits ordinarily available to salaried employees, which Mr. Wagonhurst would have received if his employment had been terminated on the last day of fiscal year 2008 under the circumstances described below.

	Salary	Bonus	Benefits
	$	$	$(1)
Termination or resignation following a change of control	370,000	200,000	39,314
Termination or resignation following a potential change of control	370,000	200,000	39,314
Successor fails to assume the contract	370,000	200,000	39,314

(1)	Payment for additional benefit costs paid by the Company on behalf of Mr. Wagonhurst and not generally available to other employees for life and disability insurance and medical and tax accounting benefits.

REPORT OF THE AUDIT COMMITTEE

In fiscal year 2008, the Board’s Audit Committee consisted of four non-employee directors, James L. Gallagher, as Chairman, Dr. Robert L. Durfee, Paul J. Hoeper, and Dr. Amir A. Metry. Each member has been determined to be an independent director under AMEX listing standards and the rules and regulations of the SEC. Further, the Company’s Board of Directors has determined that Mr. Hoeper is qualified as an Audit Committee Financial Expert. Pursuant to the Committee’s written charter, which meets the requirements of the Sarbanes-Oxley Act, the Committee evaluates audit performance, manages the relationship with the Company’s independent registered public accounting firm, assesses policies and procedures relating to internal controls and evaluates complaints regarding auditing and accounting matters. This report relates to the activities of the Audit Committee in carrying out such role for the 2008 fiscal year.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and reporting process, which includes the Company’s systems for internal controls. In carrying out its oversight responsibilities, the Committee met with management and reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 27, 2008. The review included a discussion of the quality and acceptability of the Company’s financial reporting and controls, including the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

The Committee also reviewed with the Company’s independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”), who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards and SAS (Statement on Auditing Standards) 61. In addition, the Committee discussed with Grant Thornton their independence from management and the Company, including the matters in their written disclosures required by the Independence Standards Board, including Standard No. 1, and received written disclosures required by that standard.

The Committee meets periodically and privately with Grant Thornton to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting, financial management, accounting and internal controls.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 27, 2008 for filing with the SEC.

Under the Committee’s charter and the requirements of the Sarbanes-Oxley Act and Rule 10A-3 adopted by the SEC, the responsibility for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm rests with the Audit Committee. Based upon a review of Grant Thornton’s qualifications, resources, personnel and performance, the Committee has selected Grant Thornton as the Company’s independent registered public accounting firm for fiscal year 2009 and is submitting its decision for Stockholder ratification at the Annual Meeting.

Submitted by the Audit Committee of the Board of Directors.

James L. Gallagher, Chairman
Dr. Robert L. Durfee
Paul J. Hoeper
Dr. Amir A. Metry

Audit Fees

In fiscal year 2008 and 2007, Versar paid Grant Thornton $205,952 and $172,809, respectively, for quarterly reviews and the annual fiscal year audit. Versar also made payments of $8,344 in fiscal year 2008 to Ernst & Young for audit services in the Philippines.

Audit-Related Fees

Versar paid Grant Thornton $1,622 in fiscal year 2007 and $15,250 in fiscal year 2008 for audit-related fees for assurance and related services.

Tax Fees

In fiscal year 2008 and 2007, Versar paid $95,676 and $64,864, respectively, to Grant Thornton for federal and state tax compliance services. Versar also paid $54,058 in fiscal year 2008 to Ryan, Sharkey & Crutchfield, LLP for tax services and $8,112 in fiscal year 2008 to Ernst & Young for tax advisory services in the Philippines.

All Other Fees

In fiscal year 2008 and 2007, Versar paid $63,767 and $22,173, respectively, to Grant Thornton for audits of benefit plans, various tax consulting for the Republic of the Philippines, business registration in the United Arab Emirates and review of SEC matters. Versar also paid $182,269 in fiscal year 2008 to Ryan, Sharkey & Crutchfield, LLP for consulting on compliance with Section 404 of the Sarbanes-Oxley Act.

The Audit Committee has adopted a comprehensive pre-approval policy for services by its registered public accounting firm. All services by Grant Thornton rendered in fiscal year 2008 received prior approval by the Audit Committee. The Committee expects that all services performed by Grant Thornton in fiscal year 2009 will be subject to pre-approval by the Audit Committee.

PROPOSAL NO. 2
APPOINTMENT OF ACCOUNTANTS

The Audit Committee of the Board of Directors considers it desirable that its appointment of the firm of Grant Thornton as independent registered public accounting firm of the Company for fiscal year 2009 be ratified by the Stockholders. Grant Thornton has been the Company’s accountants since 2002. Representatives of Grant Thornton will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the Stockholders.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Grant Thornton and the enclosed proxy will be so voted unless a vote against the proposal or an abstention is specifically indicated.

2009 ANNUAL MEETING

It is presently contemplated that the 2009 annual meeting of stockholders will be held on or about November 18, 2009. In order for any appropriate stockholder proposal to be considered for inclusion in the proxy materials for the 2009 annual meeting of stockholders, it must be received by the Secretary of the Company no later than June 11, 2009, by certified mail, return receipt requested and must comply with applicable federal proxy rules. A proposal submitted for consideration at the 2009 annual meeting of stockholders subsequent to June 11, 2009 shall be considered untimely and will not be included in the Company’s proxy materials. Further, any proposals for consideration at the 2009 annual meeting for which the Company does not receive notice on or before August 25, 2009 shall be subject to the discretionary vote of the proxy holders at the 2009 annual meeting of stockholders.

OTHER MATTERS

As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

By Order of the Board of Directors,

James C. Dobbs
Secretary

October 9, 2008

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Please mark
your votes as	☒
indicated in
this example

		FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	*EXCEPTIONS		FOR	AGAINST	ABSTAIN
1.	Election of Directors	☐	☐	☐	2. Ratification of the appointment of Grant Thornton LLP as independent accountants for fiscal year 2009.	☐	☐	☐
Nominees
	01 Michael Markels, Jr.,	06 Amoretta M. Hoeber			3. In their discretion upon such other matters as may properly come before the meeting or any adjournment(s) thereof and upon matters incident to the conduct of the meeting.
	02 Robert L. Durfee	07 Fernando V. Galaviz
	03 Theodore M. Prociv	08 Amir A. Metry
	04 Paul J. Hoeper	09 James V. Hansen
	05 James L. Gallagher	10 Anthony L. Otten

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).

*Exception

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Please sign exactly as your name appears herein. If you are signing for the stockholder, please sign the stockholder’s name, your name and state the capacity in which you are signing.
▲    FOLD AND DETACH HERE  ▲

Versar, Inc.

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VERSAR, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 19, 2008
Solicited on Behalf of the Board of Directors
     The undersigned hereby authorizes Paul J. Hoeper and Theodore M. Prociv, and each of them individually, with power of substitution, to vote and otherwise represent all of the shares of Common Stock of Versar, Inc. (the “Company”), held of record by the undersigned, at the Annual Meeting of Stockholders of the Company to be held at the Springfield Golf and Country Club, 8301 Old Keene Mill Road, Springfield, Virginia, on Wednesday, November 19, 2008 at 10:00 a.m. local time, and any adjournment(s) thereof, as indicated on the reverse side hereof.
     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated, in each case, October 9, 2008. All other proxies heretofore given by the undersigned to vote shares of the Company’s Common Stock are expressly revoked.
     The shares represented by this proxy will be voted as described on the reverse hereof by the Stockholder. If not otherwise directed, this proxy will be voted FOR all nominees for directors listed in proposal 1 and FOR proposals referred to in Items 2 and 3 on the reverse side.
(Continued, and to be signed and dated on the reverse side)

BNY MELLON SHAREOWNER SERVICES

Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

▲   FOLD AND DETACH HERE  ▲
You can now access your BNY Mellon Shareowner Services account online.
Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).
The transfer agent for Versar, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN
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